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                            CONSECO, INC. AND SUBSIDIARIES
                                                                                                                        Exhibit 12.1
               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily
                  RedeemablePreferred Securities of Subsidiary
                       Trusts - Consolidated Basis for the
                  years ended December 31, 1996, 1995 and 1994
                              (Dollars in millions)

                                                                           1996                  1995              1994
                                                                           ----                  ----              ----
Pretax income from operations:
    Net income                                                            $  252.4            $   220.4            $150.4
    Add income tax expense                                                   179.8                 87.0             111.0
    Add extraordinary charge on extinguishment of debt                        26.5                  2.1               4.0
    Add minority interest                                                     34.9                109.0              59.0
    Less equity in undistributed earnings of unconsolidated subsidiaries        -                   -               (61.0)
                                                                          --------             --------            ------

               Pretax income from operations                                 493.6                418.5             263.4
                                                                          --------             --------            ------

Add fixed charges:
    Interest expense on annuities and financial products                     668.6                585.4             134.7
    Interest expense on long-term debt, including amortization               108.1                119.4              59.3
    Interest expense on investment borrowings                                 22.0                 22.2               7.7
    Other                                                                       .9                  1.0                .9
    Portion of rental(1)                                                       8.0                  6.9               6.2
                                                                          --------             --------            ------

               Fixed charges                                                 807.6                734.9             208.8
                                                                          --------             --------            ------
               Adjusted earnings                                          $1,301.2             $1,153.4            $472.2
                                                                          ========             ========            ======

               Ratio of earnings to fixed charges                            1.61X                1.57X             2.26X
                                                                             =====                =====             =====
               Ratio of earnings to fixed charges, excluding
                  interest on annuities and financial products               4.55X                3.80X             4.55X
                                                                             =====                =====             =====
    Fixed charges                                                         $  807.6             $  734.9            $208.8
    Add dividends on preferred stock, including dividends
       on preferred stock of subsidiaries (divided by the
       rate of income before minority interest and extraordinary
       charge to pretax income)                                               62.3                 36.0              33.2
                                                                          --------             --------            ------

               Adjusted fixed charges                                     $  869.9             $  770.9            $242.0
                                                                          ========             ========            ======
               Adjusted earnings                                          $1,301.2             $1,153.4            $472.2
                                                                          ========             ========            ======

               Ratio of earnings to fixed charges and preferred dividends    1.50X                1.50X             1.95X
                                                                             =====                =====             =====
               Ratio of earnings to fixed charges and  preferred dividends,
                excluding interest on annuities and financial products       3.14X                3.06X             3.14X
                                                                             =====                =====             =====
    Adjusted fixed charges                                                $  869.9             $  770.9            $242.0
    Add distributions on Company-obligated manatorily
       redeemable preferred securities of subsidiary trusts                    5.6                  -                 -
                                                                          --------             --------            ------

          Fixed charges                                                   $  875.5             $  770.9            $242.0
                                                                          ========             ========            ======
          Adjusted earnings                                               $1,301.2             $1,153.4            $472.2
                                                                          ========             ========            ======

             Ratio of earnings to fixed charges, preferred dividends
                and distributions on Company-obligated mandatorily
                redeemable preferred securities of subsidiary trusts         1.49X                1.50X             1.95X
                                                                             =====                =====             =====
             Ratio of earnings to fixed charges, preferred dividends
                and distributions on Company-obligated mandatorily
                redeemable preferred securities of subsidiary trusts,
                excluding interest on annuities and financial products       3.06X                3.06X             3.14X
                                                                             =====                =====             =====


    (1)   Interest portion of rental is assumed to be 33 percent.

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